UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 24, 2025

ROYALTY MANAGEMENT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40233	86-1599759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On January 24, 2025, Royalty Management Holding Corporation (or the “Company”) received a letter from Nasdaq Regulation (“Nasdaq”) indicating that the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end of December 31, 2024, as required by Nasdaq Listing Rule 5620(a).

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s stock on the Nasdaq Capital Market. Under the Listing Rules, the Company has 45 calendar days, or until March 10, 2025, to submit a plan to regain compliance including the scheduling and timetable of its annual meeting of shareholders. If the submitted plan is accepted, Nasdaq may grant an exception of up to 180 calendar days from the Company’s fiscal year end of December 31, 2024, or until June 30, 2025, to regain compliance.

The Company has submitted its plan to Nasdaq for their review and comment.  The plan commits to hold its annual meeting of shareholders in a timeframe that meets the proposed exemption period afforded by Nasdaq and its Listing Rules. The Company expects that following its annual meeting of shareholders it will have regained full compliance with the Nasdaq Listing Rules.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description of Exhibit

99.1	Letter from NASDAQ dated January 24, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royalty Management Holding Corporation

Date: January 29, 2025	By	/s/ Thomas M. Sauve
Thomas M. Sauve
Chief Executive Officer

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